UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: July 2, 2002

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its Charter)

Ohio (State or other jurisdiction of incorporation)	1-1097 (Commission File No.)	31-0455440 (IRS Employer Identification Number)

600 Albany Street, Dayton, Ohio	45408
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 221-1000

N/A

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On June 25, 2002, authorized representatives of The Standard Register Company ("SRC") executed a Share Purchase Agreement in an arm's length transaction with InSystems Technologies Inc., an Ontario corporation ("InSystems"), and certain shareholders of InSystems.  SRC and InSystems were unrelated parties.  Such shareholders agreed to sell and SRC agreed to purchase all of the outstanding capital shares of InSystems, following which InSystems would become a wholly owned subsidiary of SRC.  On July 2, 2002, the closing date of the share purchase, InSystems delivered to SRC share certificates representing all of the capital shares of InSystems properly endorsed for transfer. Upon delivery of such share certificates, SRC paid the shareholders (through a paying agent) consideration of US $89,000,000 in cash.  The amount of consideration paid for the assets was determined through negotiation and was approved by the boards of directors of each of the companies.

Item 7.  Financial Statements and Exhibits.

(a)

Exhibits.

99.1 Press Release dated July 3, 2002

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant	THE STANDARD REGISTER COMPANY

Date: July 9, 2002	/s/Kathryn A. Lamme
By: Kathryn A. Lamme Vice President, General Counsel & Secretary

EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Standard Register P.O. Box 1167, Dayton, OH 45401-1167 937.221.1000 937.221.1486 fax www.standardregister.com	Contact: Laurie Spiegelberg, Corporate Communications, 937.221.1230 Robert J. Cestelli, Investor Relations, 937.221.1304

Standard Register Completes Acquisition of InSystems

Acquisition broadens Standard Register’s information solutions offering and technology platform through the addition of leading extended relationship management and document automation solutions

DAYTON, Ohio, and TORONTO, Canada (July 3, 2002)--Standard Register (NYSE:SR), a leading information solutions provider, today announced that it has completed its $89-million acquisition of InSystems Technologies, Inc., a leading provider of e-business solutions for financial services organizations.

“This acquisition is an important step in implementing our strategy of being a strategic thought partner to customers in improving business results by leveraging information. With InSystems’ outstanding team, technology and customer relationships combined with ours, we have the advanced solutions, technologies and talent to help companies improve processes and organize, manage and distribute information in both paper and digital infrastructures,” said Dennis L. Rediker, president and chief executive officer of Standard Register.

InSystems Calligo™ integrated document-automation software helps organizations create, manage and distribute highly personalized, error-free documents.  It also automates important business processes including compliance filings, document fulfillment and customer service.  InSystems eXterityTM extended relationship management (XRM) software enables organizations to interact seamlessly via the Internet with their entire value network, including customers, suppliers, partners, regulators, and other constituents.  Standard Register’s technology offerings include SMARTworks e-business solutions that connect buyers and suppliers of business printing and also provide management tools that significantly reduce companies’ costs associated with designing, procuring, distributing, and managing printed and electronic documents.  These innovative technology products are part of Standard Register’s complete solution that includes workflow and document security consulting; paper and electronic document design and output; digital print on demand and other print solutions; fulfillment services; and document-processing and automatic identification systems.

Industry analysts said the following in response to the acquisition:

“Businesses today are concerned about distributing content that is timely and relevant, via both paper-based and electronic media. With this acquisition, Standard Register is further positioning itself as a

(MORE)

full-service strategic partner, ready to help customers leverage multiple technologies for effective content delivery,” said Holly Muscolino, director, Production Workflow Solutions Service, CAP Ventures.

"Standard Register's acquisition of InSystems has the potential to help fulfill a growing need in the insurance and financial services industry: to marry traditional document creation/management needs (i.e. marketing, compliance) with new value delivery chain processes, enabling collaborative management of marketing and fulfillment needs among product manufacturers, wholesalers, brokers, agents and other intermediaries,” said Chuck Johnston, vice president and director, Insurance Information Strategies, META Group, Inc.

The acquisition helps Standard Register address broader industry trends, including the convergence of insurance, banking and other financial services, and an increased emphasis on security.

"Insurance and financial services providers are facing many industry challenges such as convergence, shifting consumer expectations and increased competition. To combat these challenges, providers will increasingly require solutions that support both relationship management and the ability to centralize content across the enterprise, which will enable organizations to achieve greater channel management," stated Kimberly Harris, research director, Gartner Research. "While reducing the integration requirements, such solutions would help mitigate the risks that insurance and financial services providers face and better prepare them to succeed in the market."

"Document management is a critical corporate competency--both in managing enterprise access to key information sources and protecting shareholder value through reducing the business risk of losing valuable information during a catastrophe, security breach or other unplanned incident. With this acquisition, Standard Register has the ability to help companies bring together paper-based and digital document assets under a single management framework, helping to solve a problem with which companies in many industries, including insurance, continue to struggle,” said Judy Johnson, vice president, Insurance Information Strategies, META Group, Inc.

InSystems will operate as a subsidiary of Standard Register.

About InSystems

InSystems, www.insystems.com, is a leading provider of document automation solutions and the premier provider of insurance portal software for managing extended relationships. InSystems provides its market-leading document automation and extended relationship management solutions to Fortune 1000 companies. It has among its customers more than 350 financial services companies in 24 countries including more than 50 of the 100 leading insurance enterprises in North America.  By using InSystems e-business software, financial services organizations deliver web-based personalized sales, document fulfillment and service capabilities across all of their relationships (extended relationship management), boosting efficiency, decreasing costs, improving service and increasing revenues.  Founded in 1989 and based in Toronto, Canada, InSystems has annual revenues of approximately $24 million (U.S.) and employs about 230 people, primarily in technology roles.

(MORE)

About Standard Register

Standard Register (NYSE:SR) is a leading provider of information solutions for financial services, healthcare, manufacturing and other markets.  Its offerings include secure documents and label solutions; fulfillment and consulting services; and e-business solutions.  As a strategic partner in migrating companies from paper-based to digital processes, Standard Register helps businesses reduce costs and increase revenue.  Founded in 1912, the Fortune 1000 company today employs about 6,000 people throughout the United States and serves companies in more than 40 countries through a network of international associate companies.  Standard Register’s annual revenues exceed $1 billion.  More information is available at www.standardregister.com.

Safe Harbor Statement

This release includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2002 and beyond could differ materially from the Company’s current expectations.  Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events. Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended December 30, 2001.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

###